      As filed with the Securities and Exchange Commission on May 28, 1999
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       INVESTORS FINANCIAL SERVICES CORP.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   04-3279817
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                              200 CLARENDON STREET
                                  P.O. BOX 9130
                        BOSTON, MASSACHUSETTS 02117-9130
               (Address of Principal Executive Offices) (Zip Code)
                      ------------------------------------

                      AMENDED AND RESTATED 1995 STOCK PLAN
                            (Full title of the plans)
                      ------------------------------------

                                  JOHN E. HENRY
                          GENERAL COUNSEL AND SECRETARY
                       INVESTORS FINANCIAL SERVICES CORP.
                              200 CLARENDON STREET
                                  P.O. BOX 9130
                        BOSTON, MASSACHUSETTS 02117-9130
                                 (617) 330-6700
           (Name and address including zip code and telephone number, including area code, of agent for service)
                      ------------------------------------

                                    Copy to:
                             STEVEN C. BROWNE, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                        Proposed               Proposed
                                                        Maximum                 Maximum
         Title of                Amount of              Offering               Aggregate             Amount of
      Securities to             Shares to be             Price                 Offering             Registration
      be Registered            Registered (#)        Per Share ($)             Price ($)              Fee ($)
--------------------------- --------------------- --------------------- ------------------------ -------------------
AMENDED AND RESTATED 1995
   STOCK PLAN
Common Stock                              21,212        21.6250(1)              458,709                      127.52
(Par Value $.01)                           6,000        26.8750(1)              161,250                       44.83
                                          10,000        26.0000(1)              260,000                       72.28
                                          58,000        25.0000(1)            1,450,000                      403.10
                                           4,000        32.9375(1)              131,750                       36.63
                                         361,500        23.9375(1)            8,653,406                    2,405.65
                                           2,000        29.6875(1)               59,375                       16.51
                                          20,000         34.875(2)              697,500                      193.91
                                         717,288         34.875(3)           25,015,419                    6,954.29

TOTAL:                                 1,200,000                             36,887,409                   10,255.00
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------




(1) All of these shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.
(2) All of these shares are issued and outstanding and available for resale hereunder. The price of $34.875 per share, which is the average of the high and low prices reported on the Nasdaq National Market on May 24, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).
(3) The price of $34.875 per share, which is the average of the high and low prices reported on the Nasdaq National Market on May 24, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.

                                     PART I

                                EXPLANATORY NOTE

      A.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information required by Part I of Form S-8 will be sent or given to participating individuals.

      B.   REOFFER PROSPECTUS STATEMENT

         The materials that follow, up to but not including the page beginning
Part II of this Registration Statement, constitutes a Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3 pursuant to General Instruction C to Form S-8. The Reoffer Prospectus may be utilized for reofferings and resales of up to 20,000 shares of common stock acquired by William Vastardis pursuant to Investors Financial's Amended and Restated 1995 Stock Plan.

                               REOFFER PROSPECTUS

                                  20,000 SHARES

                       INVESTORS FINANCIAL SERVICES CORP.

                                  COMMON STOCK

                           (PAR VALUE $0.01 PER SHARE)

                             -----------------------


         This reoffer prospectus relates to 20,000 shares of the common stock of Investors Financial Services Corp., a Delaware corporation ("Investors Financial"), which may be sold from time to time by William Vastardis, a stockholder and employee of Investors Financial. These shares were issued pursuant to our Amended and Restated 1995 Stock Plan. Mr. Vastardis may sell the shares from time to time at any price he decides to. Investors Financial will receive no proceeds from the sale of the Shares by Mr. Vastardis.

         Our common stock is traded on the Nasdaq National Market under the symbol "IFIN." On May 24, 1999, the last reported sale price of our common stock on the Nasdaq National Market was $34.875 per share.



                                 ---------------



         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                                 ---------------



         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                                 ---------------

              The date of this Reoffer Prospectus is May 28, 1999.

                              AVAILABLE INFORMATION

         This prospectus is part of a registration statement on Form S-8, together with exhibits and documents we incorporated by reference in the registration statement (the "Registration Statement"), we filed with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information regarding Investors Financial and the common stock offered hereby, we refer you to the Registration Statement and the exhibits and schedules filed with it.

         Investors Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission. The Registration Statement, including exhibits and the reports, proxy statements and other information filed by Investors Financial, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may also be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our common stock of Investors Financial is traded on the Nasdaq National Market. Reports, proxy statements and other information concerning Investors Financial may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

         In addition, the Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

         Investors Financial will provide without charge to each person who is delivered a prospectus, on written or oral request, a copy of any or all of the documents incorporated by reference herein (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Requests for copies should be directed to Investor Relations, Investors Financial Services Corp., P.O. Box 9130, Boston, Massachusetts 02117-9130 (telephone: (617) 330-6700).

                               INVESTORS FINANCIAL


         Investors Financial, based in Boston, Massachusetts, provides a broad range of asset administration services for the financial services industry through its wholly-owned subsidiaries, Investors Bank & Trust Company -Registered Trademark- and Investors Capital Services, Inc. Investors Financial provides global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending, mutual fund administration and investment advisory services to a variety of financial asset managers, including 65 mutual fund complexes, investment advisors, banks and insurance companies. Investors Financial provides financial asset administration services for net assets that totaled approximately $258 billion at March 31, 1999, including approximately $14 billion of foreign net assets. Investors Financial also engages in private banking transactions, including secured lending and deposit accounts.

         Our principal offices are located at 200 Clarendon Street, Boston, Massachusetts 02117-9130, and the our telephone number is (617) 330-6700.


                                  RISK FACTORS

         You should carefully consider the following risks before investing in our common stock. These are not the only risks facing our company. Additional risks may also impair our business operations. If any of the following risks come to fruition, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this prospectus, including our financial statements and the accompanying notes.

         This prospectus contains certain "forward-looking statements" (statements that are not historical fact) based on our current expectations, assumptions, estimates and projections about our company and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in those forward-looking statements as a result of many factors, as more fully described in this section and elsewhere in this prospectus.

THE FAILURE TO PROPERLY MANAGE OUR GROWTH COULD ADVERSELY AFFECT OUR BUSINESS

         We have been experiencing a period of rapid growth that has been placing a strain on all our resources, including our management. Additional growth may further strain our management, financial and other resources. To manage future growth effectively, we must continue to improve our operational, financial and other internal systems, and to train, motivate and manage our employees. If we fail to do so, our future growth could have a negative effect on the quality of our services, could result in our loss of key personnel and could cause our business and results of operations to suffer significantly.

OUR FUTURE SUCCESS DEPENDS ON SUCCESSFUL INTEGRATION OF PAST AND POSSIBLE FUTURE ACQUISITIONS

         Our future success depends significantly on our ability to integrate into our operations the acquisitions we have completed within the prior twelve months and any possible future acquisitions we may make. The acquisition of AMT Capital Advisors, Inc. in May of 1998 and the acquisition of the institutional trust and custody business of BankBoston, N.A. in October of 1998 present us with significant challenges because we have limited experience in integrating acquired businesses into our operations. Integrating acquired businesses demands significant management attention which has to be diverted from other matters. Any future businesses we acquire will present similar challenges. Our business and operating results could suffer significantly if we are unable to integrate these businesses successfully into our operations.

WE MUST HIRE AND RETAIN SKILLED PERSONNEL IN A TIGHT LABOR MARKET

         Qualified personnel, and in particular client managers and other senior personnel, are in great demand throughout the financial services industry. Our success depends greatly upon our ability to attract, train, motivate and retain these highly skilled employees. As competition for skilled personnel increases, we will find it increasingly difficult to continue to attract and retain sufficient numbers of these highly skilled employees. If we fail to attract and retain these employees, our business and operating results could be seriously negatively effected.

OUR OPERATING RESULTS ARE SUBJECT TO FLUCTUATIONS IN INTEREST RATES AND THE STOCK MARKET

         We base some of our fees on the market value of the assets we process. Accordingly, our operating results, and in particular our operating results from interest-related services, are subject to fluctuations in interest rates and declines in stock market values as these fluctuations affect the market value of assets processed. Interest rate and stock market fluctuations can also lead to investors seeking alternatives to the investment offerings of our clients, which results in a lower amount of the assets we process and, correspondingly, lower fees. In addition, many of our client engagements are, and in the future will likely continue to be, terminable upon 60 days notice. Accordingly, our operating results may fluctuate significantly and may be materially negatively affected by unanticipated client terminations and by fluctuations in interest rates and the stock market.

WE FACE SIGNIFICANT COMPETITION FROM OTHER FINANCIAL SERVICES COMPANIES

         We are part of an extremely competitive financial services industry. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, marketing and other resources than we do. Therefore, they may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements. In addition, we face the risk that as the large mutual fund complexes continue to grow and build in-house asset administration capabilities, they may no longer need to outsource these services to us. These factors create the possibility that we may not be able to compete effectively with current or future competitors. If we fail to compete successfully, our business and results of operations will be materially adversely affected.

OUR IMPORTANT PROPRIETARY RIGHTS MAY BE SUBJECT TO INFRINGEMENT CLAIMS OR BE INFRINGED UPON

         Our intellectual property rights are very important to our business. We rely on trade secret, copyright and trademark laws and confidentiality agreements with employees and third parties to protect our intellectual property, all of which offer only limited protection. If we resort to legal proceedings to enforce or protect our intellectual property rights, the proceedings could be burdensome and expensive, could divert management's attention and could have a material adverse effect on Investors Financial. Also, any invalidation of our intellectual property rights could have a significant negative impact on our business.

OUR QUARTERLY AND ANNUAL OPERATING RESULTS MAY FLUCTUATE

         Our quarterly and annual operating results are difficult to predict and may fluctuate from quarter to quarter and annually for several reasons, including:

         - the timing and commencement or termination of client engagements;

         - the rate of net inflows and outflows of investor funds in the debt and equity-based investment vehicles offered by our clients;

         -        our introduction and acceptance of new services; and

         - changes or anticipated changes in economic conditions, including fluctuations in interest rates and declines in stock market values.

Most of our expenses, like employee compensation and rent, are relatively fixed. As a result, any shortfall in revenue in relation to our expectations could cause significant changes in our operating results from quarter to quarter and could result in material fluctuations in future operating results on a quarterly or annual basis, all of which could materially and adversely affect our business, operating results and stock price.

WE MAY BE AFFECTED BY YEAR 2000 TECHNOLOGY PROBLEMS

         Many existing computer systems and software products do not properly recognize dates after December 31, 1999. Any of our computer systems or programs that are date-sensitive may recognize a date using `00' as the Year 1900 rather than the Year 2000. This "Year 2000" problem could result in miscalculations, data corruption, system failures or disruptions of operations, including an inability to process transactions, track and account for assets, or engage in similar normal business activities. We are subject to potential Year 2000 problems affecting our internal systems and the computer systems and software on which our internal systems rely. We have determined that we will need to modify or upgrade portions of our software so that our computer systems properly utilize dates beyond December 31, 1999. We believe that through a timely modification to or upgrades of software that we currently use, the impact of the Year 2000 issue on our business operations may be mitigated. However, we continue to face risk from the Year 2000 issue, as there can be no guarantee that:

         - we are able to act in a timely manner to modify or upgrade software that we currently use;

         - our suppliers and customers will timely remedy any Year 2000 issues they may face; and

         - the renovation of the systems of the companies on which our systems rely will be done in a manner that would not have a material adverse effect on our operations.


Accordingly, the Year 2000 problem could have a material adverse effect on our business, operating results and financial condition.


                                 USE OF PROCEEDS

Investors Financial will not receive any proceeds from the sale of shares by Mr. Vastardis. See "William Vastardis" and "Plan of Distribution."


                                WILLIAM VASTARDIS

         This prospectus relates to 20,000 shares of our common stock issued to Mr. Vastardis under our Amended and Restated 1995 Stock Plan.

         The following table sets forth the number and percentage of shares of our common stock beneficially owned by Mr. Vastardis prior to this offering and the maximum number of shares that Mr. Vastardis, his transferees, distributees, pledgees, donees or other successors in interest may offer and sell pursuant to this prospectus. Since Mr. Vastardis may sell all, some or none of his shares, we cannot estimate the actual number of shares of common stock that will be sold by Mr. Vastardis or the aggregate number or percentage of shares of our common stock that Mr. Vastardis will own upon completion of this offering. See "Plan of Distribution."

The shares of our common stock offered under this prospectus may be offered from time to time by and for the account of Mr. Vastardis.

                                        NUMBER AND PERCENTAGE                  NUMBER OF
                                             OF SHARES                    SHARES AVAILABLE
                                            BENEFICIALLY                 FOR REOFFER AND SALE
NAME                                          OWNED(1)                         HEREUNDER
----                                    ---------------------            ---------------------
William Vastardis(2)                          32,500(3)                         20,000

------------------------

(1) Represents less than 1% of the outstanding common stock of Investors Financial.

(2) Mr. Vastardis is Managing Director of Investors Capital Services, Inc., a wholly-owned subsidiary of Investors Financial.

(3) Includes 12,500 shares obtainable pursuant to the exercise of stock options held by Mr. Vastardis and exercisable within 60 days after May 28, 1999.

                              PLAN OF DISTRIBUTION

         The shares of our common stock offered hereby may be sold from time to time by Mr. Vastardis for his own account. Investors Financial will receive no proceeds from this offering. Mr. Vastardis will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the shares.

         Mr. Vastardis' sale of the shares is not currently subject to any underwriting agreement. The shares covered by this prospectus may be sold by Mr. Vastardis or by pledgees, donees, transferees, distributees or other successors in interest of Mr. Vastardis from time to time. Mr. Vastardis may sell the shares from time to time at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Sales may be effected in the over-the-counter market, on the National Association of Securities Dealers Automated Quotation System, on the Nasdaq National Market, or on any exchange on which the shares may then be listed. Mr. Vastardis may sell the shares by one or more of the following: (a) in one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by Mr. Vastardis as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) in ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) in negotiated transactions; and (e) through other means.

         Mr. Vastardis may effect these transactions by selling shares to or through broker-dealers, and those broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from Mr. Vastardis and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). These broker-dealers and Mr. Vastardis may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with those sales, and any commissions received by them and any profit on the resale of shares placed by them might be deemed to be underwriting compensation.

         Any shares of our common stock covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         Mr. Vastardis is not restricted as to the price or prices at which he may sell his shares. Sales of shares of common stock at less than the market prices may depress the market price of our common stock. Mr. Vastardis is not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time. In addition, Mr. Vastardis may decide not to sell all, none or a portion of the shares.

         We have informed Mr. Vastardis that the anti-manipulation rules under the Exchange Act (including, without limitation, Rule 10b-5 and Regulation M - Rule 102) may apply to sales in the market and we will furnish Mr. Vastardis upon request with a copy of these Rules. We will also inform Mr. Vastardis of the need for delivery of copies of this prospectus.

         First Chicago Trust Company of New York, 525 Washington Boulevard, Jersey City, NJ 07303 is the transfer agent for our common stock.

                                  LEGAL MATTERS

         Certain legal matters with respect to the issuance of the shares of common stock offered hereby will be passed upon for Investors Financial by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts. As of the date of this Prospectus, certain attorneys with the firm of Testa, Hurwitz & Thibeault, LLP beneficially own an aggregate of 4,000 shares of our common stock.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from Investors Financial's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                  The following documents filed by Investors Financial with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated in this prospectus by reference (File No. 0-26996):

         1. Investors Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         2. Investors Financial's Quarterly Report on Form 10-Q for the period ended March 31, 1999.

         3. The description of Investors Financial's Common Stock, $.01 par value per share, contained in the section entitled "Description of Registrant's Securities to be Registered" contained in Investors Financial's Registration Statement on Form 8-A filed under the Exchange Act with the Securities and Exchange Commission on October 14, 1995, and incorporating by reference the information contained in Investors Financial's Registration Statement on Form S-1 (File No. 33-95980), including any amendment or report filed for the purpose of updating that description.

         4. The description of the Preferred Stock Purchase Rights which accompany each share of Investors Financial's Common Stock contained in Investors Financial's Registration Statement on Form 8-A filed under the Exchange Act with the Securities and Exchange Commission on October 14, 1995, and incorporating by reference the information contained in Investors Financial's Registration Statement on Form S-1 (File No. 33-95980), including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by Investors Financial pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the end of the offering of the shares, shall be deemed incorporated by reference in this prospectus and made a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference in this prospectus shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein or in any prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. Mr. Vastardis is offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Common Stock. In this prospectus, references to "Investors Financial," "we," "our" and "us" refer to Investors Financial Services Corp.

                              --------------------

                                TABLE OF CONTENTS

                                               PAGE

Available Information ......................     2
Investors Financial.........................     3
Risk Factors ...............................     3
Use of Proceeds ............................     5
William Vastardis...........................     5
Plan of Distribution .......................     6
Legal Matters ..............................     7
Experts ....................................     7
Incorporation of Certain Information
  by Reference..............................     7



                                  20,000 SHARES



                                I N V E S T O R S
                                -----------------
                            FINANCIAL SERVICES CORP.



                                  COMMON STOCK




                                 ---------------

                                     REOFFER
                                   PROSPECTUS
                                 ---------------







                                  May 28, 1999

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by Investors Financial with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated in this prospectus by reference (File No. 0-26996):

         1. Investors Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         2. Investors Financial's Quarterly Report on Form 10-Q for the period ended March 31, 1999.

         3. The description of Investors Financial's Common Stock, $.01 par value per share, contained in the section entitled "Description of Registrant's Securities to be Registered" contained in Investors Financial's Registration Statement on Form 8-A filed under the Exchange Act with the Securities and Exchange Commission on October 14, 1995, and incorporating by reference the information contained in Investors Financial's Registration Statement on Form S-1 (File No. 33-95980), including any amendment or report filed for the purpose of updating that description.

         4. The description of the Preferred Stock Purchase Rights which accompany each share of Investors Financial's Common Stock contained in Investors Financial's Registration Statement on Form 8-A filed under the Exchange Act with the Securities and Exchange Commission on October 14, 1995, and incorporating by reference the information contained in Investors Financial's Registration Statement on Form S-1 (File No. 33-95980), including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by Investors Financial pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the end of the offering of the shares, shall be deemed incorporated by reference in this Prospectus and made a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the issuance of the shares of common stock offered hereby have been passed upon for Investors Financial by Testa, Hurwitz & Thibeault, LLP, 125 High Street,

Boston, Massachusetts 02110, counsel to the Registrant. Certain attorneys of that firm hold an aggregate of 4,000 shares of common stock of Investors Financial.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law and Investors Financial's Certificate of Incorporation provide for indemnification of Investors Financial's directors and officers for liabilities and expenses that they may incur in those capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Investors Financial, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. We refer you to Investors Financial's Certificate of Incorporation filed as Exhibit 3.1 to Investors Financial's Registration Statement on Form S-1 (File No. 33-95980).

         Investors Financial maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Investors Financial issued 20,000 shares of common stock to William Vastardis under the 1995 Stock Plan. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

Item 8.   EXHIBITS.

         EXHIBIT NO.       DESCRIPTION OF EXHIBIT

         Exhibit 4.1       Certificate of Incorporation of Investors
                           Financial (filed as Exhibit 3.1 to Investors
                           Financial's Registration Statement on Form S-1 (File No. 33-95980) and incorporated herein by reference).

         Exhibit 4.2 By-laws of Investors Financial (filed as Exhibit 3.2 to Investors Financial's Registration Statement on Form S-1 (File No. 33-95980) and incorporated herein by reference).

         Exhibit 4.3 Rights Agreement, dated as of September 25, 1995, as amended, by and between Investors Financial and First Chicago Trust Company of New York (filed as
                           Exhibit 4.2 to Investors Financial's Registration Statement on Form S-1 (File No. 33-95980) and incorporated herein by reference).

         Exhibit 4.4       Amended and Restated 1995 Stock Plan (filed as
                           Exhibit 10.14 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

         Exhibit 4.5 Form of Stock Option Agreement under the Amended and Restated 1995 Stock Plan.

         Exhibit 5.1       Opinion of Testa, Hurwitz & Thibeault, LLP.

         Exhibit 21.1      Subsidiaries of the Registrant.

         Exhibit 23.1      Consent of Deloitte & Touche LLP.

         Exhibit 23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Investors Financial Services Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 18th day of May, 1999.

                                  INVESTORS FINANCIAL SERVICES CORP.


                                  By: /s/ Kevin J. Sheehan
                                      ---------------------------
                                      Kevin J. Sheehan
                                      President, Chief Executive Officer and
                                      Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Kevin
J. Sheehan and Karen C. Keenan, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                     TITLE                                          DATE
        ---------                                     -----                                          ----
 /s/ Kevin J. Sheehan                          Chairman, President, Chief Executive              May 18, 1999
----------------------------------
Kevin J. Sheehan                               Officer

 /s/ Karen C. Keenan                           Chief Financial Officer                           May 18, 1999
---------------------------------
Karen C. Keenan

 /s/ Frank B. Condon, Jr.                      Director                                          May 18, 1999
-------------------------------
Frank B. Condon, Jr.

 /s/ Donald G. Friedl                          Director                                          May 18, 1999
------------------------------------
Donald G. Friedl

 /s/ Robert B. Fraser                          Director                                          May 18, 1999
------------------------------------
Robert B. Fraser

 /s/ Thomas P. McDermott                       Director                                          May 18, 1999
-----------------------------
Thomas P. McDermott

 /s/ James M. Oates                            Director                                          May 18, 1999
----------------------------------
James M. Oates

 /s/ Phyllis S. Swersky                        Director                                          May 18, 1999
----------------------------------
Phyllis S. Swersky

                                INDEX TO EXHIBITS


EXHIBIT NO.             DESCRIPTION                                                              SEQUENTIAL PAGE

Exhibit 4.1             Certificate of Incorporation of Investors Financial (filed as Exhibit
                        3.1 to Investors Financial's Registration Statement on Form S-1 (File
                        No. 33-95980) and incorporated herein by reference).


Exhibit 4.2             By-laws of Investors Financial (filed as Exhibit 3.2 to Investors
                        Financial's Registration Statement on Form S-1 (File No. 33-95980) and
                        incorporated herein by reference).


Exhibit 4.3             Rights Agreement, dated as of September 25, 1995, as amended, by and between Investors Financial and First Chicago Trust Company of New
                        York (filed as Exhibit 4.2 to Investors Financial's Registration
                        Statement on Form S-1 (File No. 33-95980) and incorporated herein by reference).


Exhibit 4.4             Amended and Restated 1995 Stock Plan  (filed as Exhibit 10.14 to
                        Registrant's Annual Report on Form 10-K for the fiscal year ended
                        December 31, 1998 and incorporated herein by reference).

Exhibit 4.5             Form of Stock Option Agreement under the 1995 Stock Plan.

Exhibit 5.1             Opinion of Testa, Hurwitz & Thibeault, LLP.

Exhibit 21.1            Subsidiaries of the Registrant.

Exhibit 23.1            Consent of Deloitte & Touche, LLP.

Exhibit 23.2            Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

Exhibit 24.1            Power of Attorney (included as part of the signature page to this
                        Registration Statement).
